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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Buttonwood Funds, Inc. and to the use of our report dated July 14, 2000 on the financial statements and financial highlights of Buttonwood Capital Appreciation, a series of shares of The Buttonwood Funds, Inc. Such financial statements and financial highlights appear in the 2000 Annual Report to Shareholders which is incorporated by reference in the Registration Statement.

                                                  /s/TAIT, WELLER & BAKER
                                                  --------------------------
                                                  TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
October 25, 2000